UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2004

UNITED PANAM FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	000-24051	94-3211687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990 Westerly Place, Suite 200 Newport Beach, CA	92260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 224-1917

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 11, 2004, United PanAm Financial Corp.’s (the “Company”) wholly-owned subsidiary, Pan American Bank FSB (the “Bank”), signed a definitive agreement to sell certain certificates of deposit booked by the Bank through the internet to Geauga Savings Bank, an Ohio State chartered savings bank. The sale of the internet certificates of deposit is subject to regulatory approval and satisfaction of other conditions to closing set forth in the agreement.

The sale of the internet certificates of deposit is executing a key element of the Company’s strategic plan to ultimately have the Bank exit its federal thrift charter. The Bank has previously sold all three of its branches and certain brokered certificates of deposit. The internet certificates of deposit represent the only insured deposits currently held by the Bank.

Item 1.02 Termination of a Material Definitive Agreement.

On November 8, 2004, the Bank and Silvergate Bank, a California state chartered bank (“Silvergate”) executed a Mutual Termination of Agreement terminating that certain Certificate of Deposit Assumption Agreement dated as of August 17, 2004 between the Bank and Silvergate (“Agreement”). The Agreement contemplated the Bank’s sale to Silvergate of certain certificates of deposits booked by the Bank through the Internet. The Agreement terminated effective November 8, 2004 except with respect to Silvergate’s and the Bank’s mutual obligations of confidentiality. There are no termination penalties incurred by the Company.

The parties agreed to terminate the Agreement after Silvergate withdrew from consideration by the Federal Deposit Insurance Corporation and the California Department of Financial Institutions, the Interagency Bank Merger Act Application dated August 24, 2004 requesting approval of Silvergate’s assumption of the certificates of deposit.

Any statements set forth above that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act (“SLR”) of 1995, including statements concerning the Company’s strategies, plans, objectives and intentions. Such statements are subject to a variety of estimates, risks and uncertainties, known and unknown, which may cause the Company’s actual results to differ materially from those anticipated in such forward-looking statements. Potential risks and uncertainties are detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United PanAm Financial Corp.
(Registrant)

Date: November 12, 2004

	By:	/s/ Ray Thousand
Ray Thousand President and Chief Executive Officer